UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014 (June 18, 2014)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

CONSOL Energy Inc. (“CONSOL Energy” or the “Company”) as borrower and certain of its subsidiaries as guarantor loan parties entered into a new Amended and Restated Credit Agreement dated as of June 18, 2014 (the “Credit Agreement”) for a $2.0 billion senior secured revolving credit facility with certain lenders, PNC Bank, National Association as administrative agent, Bank of America, N.A. as syndication agent, Credit Suisse AG and JPMorgan Chase Bank, N.A., as co-documentation agents and PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunners. The new senior secured revolving credit facility replaced the Company’s existing $1.0 billion senior secured revolving credit facility which had been entered into as of April 12, 2011 and amended and restated on December 5, 2013 (together with all amendments, supplements and modifications thereto, the “Old CONSOL Facility”) and the existing $1.0 billion senior secured revolving credit facility of CNX Gas Corporation and its subsidiaries that had been entered into as of April 12, 2011 (together with all amendments, supplements and modifications thereto, the “Old CNX Gas Facility”). A copy of the Credit Agreement is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The description of the Credit Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Credit Agreement.

Credit Agreement

The Credit Agreement provides for a secured revolving credit facility (the “Credit Facility”) in an aggregate outstanding principal amount of up to $2.0 billion, including borrowings and letters of credit. In addition to refinancing all outstanding amounts under the Old CONSOL Facility and Old CNX Gas Facility, borrowings under the Credit Facility may be used by CONSOL Energy for general corporate purposes.

The availability under the Credit Facility, including availability for letters of credit, is generally limited to a borrowing base, which is determined by the required number of lenders in good faith by calculating a loan value of the Company’s proved reserves.

Interest on outstanding indebtedness under the Credit Facility currently accrues, at the Company’s option, at a rate based on either:

•	the highest of (i) PNC Bank, National Association’s prime rate, (ii) the federal funds open rate plus 0.50%, and (iii) the daily LIBOR rate plus 1.0%, in each case, plus a margin ranging from 0.50% to 1.50%; or

•	the LIBOR rate plus a margin ranging from 1.50% to 2.50%.

The Credit Facility matures on June 18, 2019, and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants to which CONSOL Energy and certain of its subsidiaries must adhere.

The affirmative covenants include, among others: (i) preservation of existence; (ii) payment of obligations, including taxes; (iii) maintenance of properties, insurance, leases, books and records, coal supply agreements and material contracts; (iv) compliance with laws; (v) use of proceeds; (vi) subordination of intercompany loans; (vii) anti-terrorism laws; and (viii) collateral.

The negative covenants of the Credit Facility include restrictions on the ability of CONSOL Energy and its subsidiary guarantors except in certain circumstances to: (i) create, incur, assume or suffer to exist indebtedness; (ii) create or permit to exist liens on their properties; (iii) prepay certain indebtedness unless there is no default or event of default under the Credit Facility; (iv) make or pay any dividends or distributions in excess of certain amounts; (v) merge with or into another person, liquidate or dissolve; or acquire all or substantially all of the assets of any going concern or going line of business or acquire all or a substantial portion of another person’s assets unless certain financial ratios can be met; (vi) make particular investments and loans; (vii) sell, transfer, convey, assign or dispose of its assets or properties other than in the ordinary course of business and other select instances; (viii) deal with any affiliate except in the ordinary course of business on terms no less favorable to CONSOL Energy than it would otherwise receive in an arm’s length transaction; (ix) other than CONSOL Energy, issue additional equity to any person other than CONSOL Energy or certain of its subsidiaries (x) amend in any material manner its certificate of incorporation, bylaws, or other organizational documents without giving prior notice to the lenders and, in some case, obtaining the consent of the lenders. In addition, the Company is obligated to maintain at the end of each fiscal quarter (x) an interest coverage ratio of at least 2.5 to 1.0; and (y) a minimum current ratio of at least 1.0 to 1.0; both as calculated in accordance with the terms and definitions determining such ratios contained in Credit Agreement. The Credit Agreement also contains various reporting requirements.

The Credit Facility also contains customary events of default, including, but not limited to, a cross-default to certain other debt, breaches of representations and warranties, change of control events and breaches of covenants.

The obligations under the Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries pursuant to the Amended and Restated Security Agreement, the Amended and Restated Patent, Trademark and Copyright Security Agreement and various mortgages.

General

The descriptions set forth above are not complete and are subject to and qualified in their entirety by reference to the complete text of the Credit Agreement, a copy of which are filed herewith as an exhibit and the terms of which are incorporated by reference.

The Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL Energy or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL Energy or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1*	Amended and Restated Credit Agreement dated as of June 18, 2014, among CONSOL Energy Inc., certain of its subsidiaries and the lender parties thereto.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: June 24, 2014

Exhibit Index

Exhibit Number	Description of the Exhibit

10.1*	Amended and Restated Credit Agreement dated as of June 18, 2014, among CONSOL Energy Inc., certain of its subsidiaries and the lender parties thereto.

*	To be filed by Amendment.